FOR IMMEDIATE RELEASE

January 26, 2006

Company:	Dominion

Contacts:
Media:	Mark Lazenby (804) 819-2042, mark_lazenby@dom.com Hunter Applewhite (804) 819-2043, hunter_applewhite@dom.com
Analysts:	Joseph O’Hare (804) 819-2156, joseph_ohare@dom.com T. A. Hickman (804) 819-2129, thomas_hickman@dom.com Greg Snyder (804) 819-2383, james_gregory_snyder@dom.com

DOMINION ANNOUNCES 2005 EARNINGS

FORECASTS 2006 EARNINGS OF $5.05 TO $5.25 PER SHARE

DECLARES COMMON DIVIDEND INCREASE

  Early return of Gulf of Mexico production boosts 2005 earnings above company guidance
  Conference call scheduled for 10 a.m. EST today

RICHMOND, Va. - Dominion (NYSE: D) announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the 12 months ended Dec. 31, 2005, of $1.03 billion ($3.00 per share) compared to net income of $1.25 billion ($3.78 per share) for the same period last year.

Operating earnings for the 12 months ended Dec. 31, 2005, were $1.56 billion ($4.53 per share) compared to operating earnings of $1.52 billion ($4.61 per share) for the 12 months ended Dec. 31, 2004. Operating earnings are defined as GAAP earnings adjusted for certain items.

Operating earnings in 2005 exceeded earnings guidance provided Nov. 3 of $4.11 to $4.21 per share largely due to earlier-than-expected resumption of storm-delayed natural gas and oil production at the company's offshore facilities in the Gulf of Mexico. Also contributing favorably to operating earnings was a non-cash, mark-to-market benefit from hedges de-designated following the storms. These benefits were partially offset by lower-than-expected gas and oil price realization, primarily due to increased locational basis differentials.

Dominion uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, reporting to the board of directors and for the company’s annual incentive plan. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2005 and 2004 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Tom Farrell, president and chief executive officer, said:

“Our 2005 results reflect the ingenuity and diligence of our employees, particularly our E&P team. By finding unconventional ways to deliver offshore gas and oil production to market following Hurricanes Katrina and Rita, we were able to overcome obstacles and deliver 2005 earnings above post-hurricane expectations. This also benefits Dominion’s cash flow and reduces our potential business interruption insurance claims.

“The structural factors that will drive earnings and cash flow growth in 2007, 2008 and 2009 remain in place. Because of this, our Board of Directors demonstrated its confidence in our outlook by declaring a 2-cents per share increase to our quarterly common stock dividend. This results in an annual dividend rate of $2.76 per share or a 3-percent increase over 2005.”

Fourth-quarter earnings

Dominion also announced today unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Dec. 31, 2005, of $257 million (74 cents per share) compared to net income of $224 million (67 cents per share) for the same period last year.

Operating earnings for the three months ended Dec. 31, 2005, were $353 million ($1.02 per share) compared to operating earnings of $408 million ($1.22 per share) for the three months ended Dec. 31, 2004.

Business segment results and detailed descriptions of items included in 2005 and 2004 GAAP earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Fourth-quarter 2005 operating earnings compared to guidance

Dominion’s fourth-quarter 2005 actual operating earnings of $1.02 per share compares to fourth-quarter operating earnings guidance of 60 to 70 cents per share provided on Nov. 3. The earlier-than-expected resumption of approximately 23 Bcfe of natural gas and oil production resulted in a 38-cents per share benefit in the quarter. In addition, 2005 operating earnings include a 23-cents per share non-cash mark-to-market benefit from de-designated hedges. The mark-to-market benefit is due to lower 2006 gas and oil prices as of Dec. 31 as compared to prices on Sept. 30. These positives were partially offset by 17 cents per share due to lower natural gas prices and increased locational basis differentials, net of basis hedges. Items detailed above also explain the difference between Dominion’s full-year 2005 actual operating earnings of $4.53 per share as compared to operating earnings guidance of $4.11 to $4.21 per share updated on Nov. 3.

Complete details of fourth-quarter and full-year 2005 results versus guidance can be found on Schedule 4 of this release.

2005 operating earnings compared to 2004

Fourth-quarter 2005 operating earnings of $1.02 per share compares to operating earnings of $1.22 per share in the fourth quarter of 2004. The decrease is primarily attributable to hurricane-related delays in gas and oil production, business interruption insurance proceeds recorded in the fourth quarter of 2004 but not in the fourth quarter of 2005, and higher Virginia fuel expenses. These negatives were partially offset by higher realized gas and oil prices and a non-cash, mark-to-market benefit from hedges de-designated following the hurricanes.

Full-year 2005 operating earnings of $4.53 per share compares to operating earnings of $4.61 per share in 2004. The decrease is primarily attributable to hurricane-related delays in gas and oil production, higher Virginia fuel expenses, and the effect of gains on oil options in 2004 that did not recur in 2005. These negatives were partially offset by higher realized gas and oil prices, higher contributions from the company’s merchant generation and producer services businesses, and gains on the sale of excess emissions allowances.

Complete details of 2005 operating earnings compared to 2004 can be found on Schedule 5 of this release.

2006 operating earnings guidance

Dominion expects 2006 operating earnings in the range of $5.05 to $5.25 per share. This compares to the company’s previous operating earnings guidance of $5.00 to $5.25 per share provided on May 4, 2005. An expected benefit from higher commodity prices is the primary earnings driver that compares favorably to original guidance. Drivers expected to offset the benefit of higher prices include the negative effect of increased locational basis differentials, lower gas and oil production, increased business interruption insurance policy premiums and higher pension and benefits expenses.

In providing operating earnings guidance, there could be differences between expected GAAP and operating earnings, for matters such as, but not limited to, changes in accounting principles. At this time Dominion is aware of potential differences related to the adoption of SFAS No. 123R, Share-Based Payment, but is not at this time able to provide a corresponding GAAP equivalent for 2006 earnings per share guidance.

Complete details of the company’s 2006 guidance can be found in Dominion’s 2006 Earnings Guidance Kit at www.dom.com/investors/.

May 22 analyst meeting

Dominion will host an analyst meeting at The Fairmont Copley Plaza in Boston on Monday, May 22, where management plans to discuss preliminary 2007 earnings guidance, supporting drivers and assumptions, as well as the company’s outlook for 2008. Specifics of the 10:00 am EDT meeting will be published as details are finalized.

Conference call today

Dominion will host a conference call at 10:00 a.m. EST, Jan. 26, when management will discuss details of 2005 financial results, 2006 earnings guidance and other issues of interest to the financial community.

Domestic callers should dial 866-710-0179. The passcode for the conference call is “Dominion.” International callers should dial 334-323-9871. Participants should dial in 10 to 15 minutes prior to the scheduled start time. Members of the media also are invited to listen.

A live Web cast of the conference call will be available on the company’s investor information page at http://www.dom.com/investors/.

A replay of the conference call will be available beginning about 1 p.m. EST Jan. 26 and lasting until 11 p.m. EST Feb. 2. Domestic callers may access the recording by dialing 877-919-4059. International callers should dial 334-323-7226. The PIN for the replay is 30116847. Additionally, a replay of the Web cast will be available on the company’s investor information page by the end of the day Jan. 26.

Dominion is one of the nation's largest producers of energy, with a portfolio of about 28,100 megawatts of generation, about 6 trillion cubic feet equivalent of proved natural gas reserves and 7,900 miles of natural gas transmission pipeline. Dominion also operates the nation's largest underground natural gas storage system with more than 965 billion cubic feet of storage capacity and serves retail energy customers in nine states. For more information about Dominion, visit the company's Web site at http://www.dom.com/.

This release contains forward-looking statements including our expectations for 2006 financial results that are subject to various risks and uncertainties. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, such as the timing of the closing dates of acquisitions, realization of and timing of the receipt of expected business interruption insurance proceeds, estimates of future market conditions, estimates of proved and unproved reserves, the company’s ability to meet its production forecasts, the behavior of other market participants, and the effects of hurricanes on our operations, oil and gas production and commodity prices. Other factors include, but are not limited to, weather conditions, governmental regulations, economic conditions in the company's service area, fluctuations in energy-related commodity prices, including changes in the cost of fuel for our regulated electric business, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates recoverable by Dominion, the transfer of control over electric transmission facilities to a regional transmission organization, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, and other uncertainties. Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities & Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, unaudited
(millions, except earnings per share)	Three months ended December 31
	2005	2004	Change
Operating Revenue	$5,095	$3,765	$1,330

Earnings:
Dominion Delivery	$102	$108	$(6)
Dominion Energy	83	85	(2)
Dominion Generation	(1)	116	(117)
Dominion Exploration & Production	226	164	62
Corporate & Other	(57)	(65)	8
OPERATING EARNINGS	$353	$408	$(55)
Items excluded from operating earnings (1)	(96)	(184)	88
GAAP EARNINGS	$257	$224	$33

Common Shares Outstanding (average, diluted)	348.2	335.9

Earnings Per Share (EPS):
Dominion Delivery	$0.29	$0.32	$(0.03)
Dominion Energy	0.24	0.25	(0.01)
Dominion Generation	-	0.35	(0.35)
Dominion Exploration & Production	0.65	0.49	0.16
Corporate & Other	(0.16)	(0.19)	0.03
OPERATING EARNINGS	$1.02	$1.22	$(0.20)
Items excluded from operating earnings (1)	(0.28)	(0.55)	0.27
GAAP EARNINGS	$0.74	$0.67	$0.07

	Twelve months ended December 31
	2005	2004	Change
Operating Revenue	$18,041	$13,991	$4,050

Earnings:
Dominion Delivery	$448	$466	$(18)
Dominion Energy	319	190	129
Dominion Generation	402	525	(123)
Dominion Exploration & Production	565	595	(30)
Corporate & Other	(176)	(253)	77
OPERATING EARNINGS	$1,558	$1,523	$35
Items excluded from operating earnings (1)	(525)	(274)	(251)
GAAP EARNINGS	$1,033	$1,249	$(216)

Common Shares Outstanding (average, diluted)	344.4	330.5

Earnings Per Share (EPS):
Dominion Delivery	$1.30	$1.41	$(0.11)
Dominion Energy	0.93	0.57 (1)	0.36
Dominion Generation	1.17	1.59 (1)	(0.42)
Dominion Exploration & Production	1.64	1.80	(0.16)
Corporate & Other	(0.51)	(0.76)	0.25
OPERATING EARNINGS	$4.53	$4.61	$(0.08)
Items excluded from operating earnings (1)	(1.53)	(0.83)	(0.70)
GAAP EARNINGS	$3.00	$3.78	$(0.78)

(1) Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 - Reconciliation of 2005 Operating Earnings to GAAP

2005 Earnings (Twelve months ended December 31, 2005)

The net effects of the following items, all shown on an after-tax basis, are included in 2005 reported earnings, but are excluded from operating earnings:

•
$375 million in charges related to the impacts of Hurricanes Katrina and Rita, primarily reflecting the de-designation of hedge contracts resulting from the delay of natural gas and oil production following the hurricanes;

•
$65 million in charges related to a $51 million impairment of a note receivable from Calpine and $14 million primarily from the sale of the company’s equity interests in certain non-core merchant generation facilities;

•	$44 million in net charges related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
•	$32 million in net charges related to exiting certain businesses consisting of:
•	$22 million in net charges related to Dominion Capital;
•	$13 million in net charges connected to trading activities discontinued in 2004, including the Batesville long-term power-tolling contract divested in the second quarter of 2005, and other activities;
•	$2 million in net charges related to miscellaneous asset impairments; and
•	$5 million benefit related to our discontinued telecommunications operations; and
•	$9 million in other charges including the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations.

(millions, except per share amounts)	1Q05	2Q05	3Q05	4Q05	YTD 2005
Operating earnings	$492	$340	$373	$353	$1,558
Items excluded from operating earnings (after-tax):
Hurricanes Katrina and Rita			(364)	(11)	(375)
Impairment of investments				(65)	(65)
NUG Buyouts	(45)			1	(44)
Charges related to exiting certain businesses	(18)	(8)	6	(12)	(32)
Other including changes in accounting				(9)	(9)
Total items excluded from operating earnings	(63)	(8)	(358)	(96)	(525)
Reported net income	$429	$332	$15	$257	$1,033

Common shares outstanding (average, diluted)	342.3	342.0	345.0	348.2	344.4

Operating earnings per share	$1.44	$0.99	$1.08	$1.02	$4.53
Items excluded from operating earnings (after-tax)	(0.19)	(0.02)	(1.04)	(0.28)	(1.53)
Reported earnings per share	$1.25	$0.97	$0.04	$0.74	$3.00

 *Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2004 Operating Earnings to GAAP

2004 Earnings (Twelve months ended December 31, 2004)

The net effects of the following items, all shown on an after-tax basis, are included in 2004 reported earnings, but are excluded from operating earnings:

•	$112 million charge resulting from a planned divestiture and updated valuation of a long-term power-tolling contract that had been used in connection with trading activities;
•	$61 million charge related to the de-designation of oil hedges resulting from the delay of oil production following Hurricane Ivan and the changes in value of those hedges through the third-quarter;
•	$61 million of charges related to our investment in and planned divestiture of Dominion Capital assets;
•	$43 million charge related to the termination of power purchase contracts, resulting from the acquisition of non-utility generating facilities;
•	$13 million of charges related to our discontinued telecommunications business;
•	$6 million of expenses related to the sale of E&P assets in British Columbia;
•	$6 million of net charges related to other items including:
•	$7 million charge related to an agreement to settle a class action lawsuit;
•	$7 million charge related to the impairment of miscellaneous investments;
•	$11 million benefit related to the true-up of the Hurricane Isabel restoration cost estimate;
•	$3 million net charge related to other items; and
•	$28 million benefit related to the disposition of certain CNG International assets held for sale.

(millions, except per share amounts)	1Q04	2Q04	3Q04	4Q04	FY 2004
Operating earnings	$448	$267	$400	$408	$1,523
Items excluded from operating earnings (after-tax):
Valuation of long-term power-tolling contract				(112)	(112)
Hurricane Ivan - De-designation and changes in value of oil hedges			(61)		(61)
Dominion Capital related charges	(26)	(10)	(20)	(5)	(61)
Gain (loss) on NUG buyouts			21	(64)	(43)
Telecom related charges	(8)	(7)		2	(13)
Expenses related to the sale of E&P assets (British Columbia)				(6)	(6)
Other items	5	(2)	(3)	(6)	(6)
Benefits related to CNGI assets held for sale	18	3		7	28
Total items excluded from operating earnings	(11)	(16)	(63)	(184)	(274)
Reported net income	$437	$251	$337	$224	$1,249

Common shares outstanding (average, diluted)	326.7	328.4	331.0	335.9	330.5

Operating earnings per share	$1.37	$0.81	$1.21	$1.22	$4.61
Items excluded from operating earnings (after-tax)	(0.03)	(0.05)	(0.19)	(0.55)	(0.83)
Reported earnings per share	$1.34	$0.76	$1.02	$0.67	$3.78

 *Figures may not add due to rounding
  Full-year EPS may not equal sum of quarters due to share count differences.

Schedule 4

4Q05 Reconciliation of Operating Earnings to Guidance

	Three months ended December 31, 2005

	Earnings	EPS
Description	(millions)	($/share)

4Q05 Operating Earnings Guidance (1, 2)	$226	$0.60 - $0.70
Reconciling Items:
Early Return of Production	131	0.38
E&P Prices & Basis Differential	(105)	(0.30)
Basis Hedge Gain	45	0.13
M2M Benefit on De-designated Hedges	76	0.23
Bond Redemption	(15)	(0.04)
Other	(5)	(0.03)
4Q05 Actual Operating Earnings	$353	$1.02

4Q05 Assumptions	Guidance	Actual

Avg. NYMEX spot price – Nat Gas ($/mmbtu)	$14.09	$12.97
Avg. NYMEX spot price – Oil ($/bbl)	$66.23	$61.13
Avg. Realized Price – Nat Gas ($/mmbtu)	$6.53	$6.25
Average Realized Price – Oil ($/bbl)	$23.87	$39.53
PJM West (7X24) ($/MWh)	$75.22	$72.49
Mass Hub/New Eng. (7X24) ($/MWh)	$117.97	$97.98
4Q05 Avg. shares outstanding, diluted (mm)	347.9	348.2
Natural Gas Production (Bcf)	62	74
Oil Production (mmbbls)	1.9	3.5
Equivalent Natural Gas Production (Bcfe)	73	95
VPP Volumes Delivered (Bcf)	15.3	15.3

(1) Refer to schedule 2 for details of items excluded from 4Q05 operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

(2) The reconciliation of 4Q05 actual operating earnings to guidance begins at the midpoint of Dominion's guidance range of 60 cents to 70 cents per share originally provided on November 3, 2005.

Schedule 4 - Continued

2005 Reconciliation of Operating Earnings to Guidance

	Twelve months ended December 31, 2005

	Earnings	EPS
Description	(millions)	($/share)

FY05 Operating Earnings Guidance (1, 2)	$1,431	$4.11 - $4.21
Reconciling Items:
Early Return of Production	131	0.38
E&P Prices & Basis Differential	(105)	(0.30)
Basis Hedge Gain	45	0.13
M2M Benefit on De-designated Hedges	76	0.23
Bond Redemption	(15)	(0.04)
Other	(5)	(0.03)
FY05 Actual Operating Earnings	$1,558	$1.02

4Q05 Assumptions	Guidance	Actual

Avg. NYMEX spot price – Nat Gas ($/mmbtu)	$14.09	$12.97
Avg. NYMEX spot price – Oil ($/bbl)	$66.23	$61.13
Avg. Realized Price – Nat Gas ($/mmbtu)	$6.53	$6.25
Average Realized Price – Oil ($/bbl)	$23.87	$39.53
PJM West (7X24) ($/MWh)	$75.22	$72.49
Mass Hub/New Eng. (7X24) ($/MWh)	$117.97	$97.98
4Q05 Avg. shares outstanding, diluted (mm)	347.9	348.2
Natural Gas Production (Bcf)	62	74
Oil Production (mmbbls)	1.9	3.5
Equivalent Natural Gas Production (Bcfe)	73	95
VPP Volumes Delivered (Bcf)	15.3	15.3

(1) Refer to schedule 2 for details of items excluded from FY05 operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

(2) The reconciliation of FY05 actual operating earnings to guidance begins at the midpoint of Dominion's updated annual guidance range of $4.11 to $4.21 per share provided on November 3, 2005.

Schedule 5 - Reconciliation of 2005 Earnings to 2004

Preliminary, unaudited	Three Months Ended		Twelve Months Ended
(millions, except EPS)	December 31,		December 31,
	2005 vs. 2004		2005 vs. 2004
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Dominion Delivery
Interest expense	($16)	($0.05)	($25)	($0.08)
Salaries, wages and benefits expense	(8)	(0.02)	(14)	(0.04)
Nonregulated retail energy marketing operations	(7)	(0.02)	(1)	--
Depreciation expense	(2)	(0.01)	(10)	(0.03)
North Carolina Rate Case Settlement	--	--	6	0.02
Customer growth	3	0.01	11	0.03
Weather - gas	5	0.01	8	0.02
Weather - electric	7	0.02	14	0.04
Change in segment revenue allocation	10	0.03	(2)	--
Other	2	0.01	(5)	(0.02)
Share dilution	--	(0.01)	--	(0.05)
Change in contribution to operating earnings	($6)	($0.03)	($18)	($0.11)

Dominion Energy
Producer Services	4	0.01	$119	$0.36
Cove Point	4	0.01	13	0.04
RTO start-up and integration costs	--	--	(4)	(0.01)
Salaries, wages, and benefits expense	(2)	0.00	(11)	(0.03)
Economic Hedges	4	0.01	22	0.07
Gas transmission rate adjustment	(9)	(0.03)	(17)	(0.05)
Change in segment revenue allocation	--	--	(3)	(0.01)
Other	(3)	0.00	10	0.02
Share dilution	--	(0.01)	--	(0.03)
Change in contribution to operating earnings	($2)	($0.01)	$129	$0.36

Dominion Generation
Fuel expenses in excess of rate recovery	($58)	($0.17)	($280)	($0.85)
Merchant Generation	--	--	103	0.31
Interest and other financing expense	(19)	(0.06)	(51)	(0.16)
Excess emissions allowances sales	(9)	(0.03)	63	0.19
Energy trading and hedging activities	(21)	(0.07)	(50)	(0.15)
Regulated electric sales:
Customer Growth	5	0.02	24	0.07
Weather	14	0.04	39	0.12
Change in segment revenue allocation	(10)	(0.03)	5	0.02
Capacity expenses	(3)	(0.01)	37	0.11
Energy Supply margin (incl FTRs)	16	0.05	40	0.12
Depreciation	(3)	(0.01)	(13)	(0.03)
North Carolina Rate Case Settlement	--	--	10	0.03
Salaries, wages and benefits expense	(8)	(0.02)	(36)	(0.11)
Other	(21)	(0.06)	(14)	(0.04)
Share dilution	--	--	--	(0.05)
Change in contribution to operating earnings	($117)	($0.35)	($123)	($0.42)

Dominion E&P
Business Interruption Insurance	($64)	($0.19)	$50	$0.15
Gas and Oil - production	(27)	(0.08)	(75)	(0.23)
Operations and maintenance:
FAS133 - Time value of options (2004)	--	--	(70)	(0.22)
FAS133 - Hedge Ineffectiveness/Other	60	0.18	(5)	(0.01)
Other O&M	(24)	(0.08)	(59)	(0.17)
DD&A rate	(10)	(0.03)	(39)	(0.12)
Income taxes	2	0.01	(17)	(0.05)
Interest expense	(4)	(0.01)	(25)	(0.08)
Gas and Oil - prices	122	0.36	185	0.56
Other	7	0.02	25	0.08
Share dilution	--	(0.02)	--	(0.07)
Change in contribution to operating earnings	$62	$0.16	($30)	($0.16)

Corporate & Other
Change in contribution to operating earnings	$8	$0.03	$77	$0.25

Change in consolidated operating earnings	($55)	($0.20)	$35	($0.08)

Change in items excluded from operating earnings (1)	$88	$0.27	($251)	($0.70)

Change in net income (GAAP earnings)	$33	$0.07	($216)	($0.78)

(1)Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.